Exhibit 4.1

AMENDMENT NO. 1

TO

REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made as of March 18, 2022 by Aris Water Solutions, Inc., a Delaware corporation (the “Company”), Solaris Midstream Holdings, LLC, a Delaware limited liability company (“Solaris”) and the holders party hereto (the “Aris Holders”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in that certain Registration Rights Agreement (the “Agreement”) dated as of October 26, 2021, by and among the Company, Solaris, and the other parties thereto.

RECITALS

WHEREAS, pursuant to Section 8(c) of the Agreement, the Agreement may be amended by a written instrument signed by the Company and Holders that hold a majority of the Registrable Securities as of the date of such amendment;

WHEREAS, the Aris Holders are the record owners of a majority of the Registrable Securities; and

WHEREAS, the Company and the Aris Holders now desire to amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Aris Holders hereby agrees as follows:

1.Section 2(a)(i) is hereby amended and restated to read as follows:

“(i) As soon as reasonably practicable after the Company is eligible to use Form S-3 for the Resale Shelf Registration Statement, the Company shall use its commercially reasonable efforts to prepare and submit or cause to be prepared and submitted with the Commission a DRS Submission of a Shelf Registration Statement on Form S-3 for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders of all of the Registrable Securities held by the Holders through any method legally available to the Holders (the “Resale Shelf Registration Statement”). The Company shall use commercially reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, but in no event later than five (5) Business Days after the Commission notifies the Company that it will not review the Resale Shelf Registration Statement, if applicable; provided that the Company will not be required to cause the initial Resale Shelf Registration Statement to be declared effective any earlier than 48 hours after it is publicly filed with the Commission and such five Business Day requirement shall be extended by a reasonable amount if a Holder provides a withdrawal notice during such period pursuant to section 2(b)(iv) hereunder. Once effective, subject to Section 3(o), the Company shall use commercially reasonable efforts to keep the Resale Shelf Registration Statement continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available, including, if the Company becomes a WSKI, to cause the Resale Shelf Registration Statement to be in the form of an Automatic Shelf Registration Statement for such purpose on Form S-3, or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times for the public resale of all of the Registrable Securities until the end of the Effectiveness Period. The Resale Shelf Registration Statement shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement, and the Company shall file with the Commission the final form of such Prospectus pursuant to Rule 424 (or successor thereto) under the Securities Act no later than the second Business Day after the Resale Shelf Registration Statement becomes effective. The Resale Shelf Registration Statement shall provide that the Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Holders. Without limiting the foregoing, subject to any comments from the Commission, each Registration Statement filed pursuant to this Section 2(a) shall include a “plan of distribution” approved by the Initial Holders or to which the Initial Holders have not objected after reasonable advance notice.”

2.The Agreement is hereby amended to the fullest extent necessary to effect all of the matters contemplated by this Amendment and such amendments are binding on all Holders. Except as specifically provided for in this Amendment, the provisions of the Agreement shall remain in full force and effect.

3.The execution, delivery and effectiveness of this Amendment shall not operate (a) as an amendment or modification of any provision, right or obligation of any Holder under the Agreement except as specifically set forth in this Amendment or (b) as a waiver or consent to any subsequent action or transaction.

4.This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date and year first above written.

ARIS WATER SOLUTIONS, INC.

By:	/s/ Amanda M. Brock
Name: Amanda M. Brock
Title: President and Chief Executive Officer

SOLARIS MIDSTREAM HOLDINGS, LLC

By:	/s/ Amanda M. Brock
Name: Amanda M. Brock
Title: President and Chief Executive Officer

Signature Page to Amendment No. 1 to Registration Rights Agreement

ARIS HOLDERS:

COG OPERATING LLC

By:	/s/ Andy O’Brien
Name: Andy O’Brien
Title: Vice President Treasury

Signature Page to Amendment No. 1 to Registration Rights Agreement

YORKTOWN ENERGY PARTNERS XI, L.P.

BY: YORKTOWN XI COMPANY, LP, ITS GENERAL PARTNER

BY: YORKTOWN XI ASSOCIATES LLC, ITS GENERAL PARTNER

By:	/s/ Howard Keenan, Jr.
Name: Howard Keenan, Jr.
Title: Member

Signature Page to Amendment No. 1 to Registration Rights Agreement

HBC WATER RESOURCES LP

BY: HBC WATER RESOURCES GP LP, ITS GENERAL PARTNER

By:	/s/ Joseph Colonnetta
Name: Joseph Colonnetta
Title: Member

HBC WATER RESOURCES II LP

BY: HBC WATER RESOURCES II GP LP, ITS GENERAL PARTNER

By:	/s/ Joseph Colonnetta
Name: Joseph Colonnetta
Title: Member

Signature Page to Amendment No. 1 to Registration Rights Agreement